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                                                                   EXHIBIT 21.1

                           NETWORKS ASSOCIATES, INC.
                    Direct Subsidiaries at December 31, 2003


CoreKT Security Systems, Inc.
Cybermedia, Inc.
Deersoft, Inc.
Dr. Solomon's Software, Inc.
Entercept Security Technologies Europe Ltd.
Inversiones NAI Guatemala S.A.
McAfee.com Canada Corp. (NS) ULC)
McAfee.com Delaware Holdings, Inc.
McAfee.com Delaware Holdings II, Inc.
McAfee.com Holdings Corporation
McAfee.com International Ltd.
McAfee.com Limited
MyCIO.com, Inc.
NAI International Holdings Corp.
NA NetTools Holding Company
Network Associates A.G.
Network Associates Australia Pty, Ltd.
Network Associates de Mexico S.A. de C.V.
Network Associates, GmbH
Network Associates Holding Company, Inc.
Network Associates (Hong Kong) Ltd.
Network Associates International B.V.
Network Associates New Zealand Limited
Network Associates, S.r.l.
Network Associates Technology, Inc.
Network General Barbados
Neoworx, Inc.
Traxess, Inc.